Exhibit 10.35

IGEN International, Inc.

16020 Industrial Drive, Gaithersburg, Maryland 20877 USA Telephone: (301) 869-9800, Fax (301) 208-3798

February 10, 2004

Wellstat Therapeutics Corporation
Wellstat Biologics Corporation
Hyperion Catalysis International Corporation
Proteinix, Inc.
Integrated Chemical Synthesizers, Inc.

Re: Services Agreement

The purpose of this letter agreement (“Agreement”) is to identify the services that have been provided by IGEN International, Inc., a Delaware corporation (“IGEN”)located at 16020 Industrial Drive, Gaithersburg, MD 20877 to each of Wellstat Therapeutics Corporation, Wellstat Biologics Corporation, Hyperion Catalysis International Corporation, Proteinix, Inc. and Integrated Chemical Synthesis, Inc. (collectively the “Recipients”). This Agreement will also memorialize the terms and conditions under which those services have been provided by IGEN to the Recipients.

1.     Services.

(a)     IGEN has been providing and, unless modified or terminated under this Agreement, will continue to provide to each of the Recipients the following services (the “Services”) under the terms and conditions set forth herein: certain accounting and finance, administrative, human resources, information services, and miscellaneous other functions, as well as facility related services. Each of these services is more completely described on Appendix A.

(b)     The scope of the Services may be modified at any time or from time to time by written agreement of the parties.

2.     Compensation.

The fees to be charged by IGEN and paid by the Recipients for the Services are to be calculated and paid in the manner set forth in Appendix A, attached hereto.

3.     Term and Termination.

(a)     Term. This Agreement will remain in effect until terminated in accordance with this Agreement.

(b)     Termination for Convenience. This Agreement is terminable at will by IGEN upon six (6) months prior written notice to any or all of the Recipients or such other time period

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as may be agreed upon between IGEN and the Recipient(s) to which notice is being sent. This Agreement is terminable at will by any or all of the Recipients upon six (6) months prior written notice to IGEN or such other time period as may be agreed upon between IGEN and the Recipient(s) providing such notice.

(c)     Consequences of Termination. Except as otherwise provided, all rights and liabilities arising out this Agreement shall cease on the date of termination.

(d)     Assignment to BioVeris. Notwithstanding anything to the contrary contained herein, IGEN hereby assigns all of its rights under and in respect of this Agreement to BioVeris Corporation (“BioVeris”), and BioVeris hereby assumes all of IGEN’s Liabilities (as defined in the Release and Agreement (as defined below)) under and in respect of this Agreement, in each case immediately prior to the Effective Time as that term is defined in the Agreement and Plan of Merger dated as of July 24, 2003 by and among Roche Holding Ltd, 66 Acquisition Corporation 11, IGEN, and IGEN Integrated Healthcare, LLC.

(e)     Confirmation of Release and Agreement. The parties confirm that this Agreement memorializes their agreements as to the Services, as required under Section 1.03 of the Release and Agreement dated as of July 24, 2003 among IGEN, IGEN Integrated Healthcare, LLC, and each of the Recipients (“Release and Agreement”). The parties further acknowledge and agree that this Agreement (and all their respective rights, obligations and liabilities hereunder) falls within the definition of “Released Matters” as set forth in the Release and Agreement.

4.     Confidentiality.

(a)     IGEN acknowledges that it will receive and hold confidential or proprietary information (“Confidential Information”) relating to the business operations and activities of the Recipients. The Confidential Information may be disclosed orally or in writing, unless otherwise indicated, shall be deemed to be confidential and proprietary. Confidential Information however does not include information that IGEN can demonstrate by clear and convincing documentary evidence is now or subsequently becomes generally available in the public domain (through no breach of this provision by it) or was received from a third party without breach of any obligation of confidentiality to the Recipient(s) to which such information relates.

(b)     Except as specifically authorized by this Agreement, IGEN will, for the term of this Agreement and after its expiration or termination for any reason, keep confidential, not disclose to others and use only for the purposes provided for or permitted under this Agreement, all of the Confidential Information, except as required by applicable law, rule regulation or legal process, or as otherwise expressly provided for or permitted by this Agreement.

(c)     IGEN will provide the Confidential Information only to those of its employees (a) who need to know such Confidential Information for the purpose of performing the Services and then only to the extent needed to perform such Services, (b) who are informed of the confidential and proprietary nature of such Confidential Information and (c) who

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have usual and customary confidentiality agreements with the receiving party that will cover the information disclosed. IGEN shall be liable for any violation by its respective employees of this confidentiality provision. Subject to paragraph 3(d) and (e), above, the confidentiality obligations shall survive termination of this letter agreement.

5. Dispute Resolution.

Any dispute or controversy between the parties arising from, relating to or in connection with this Agreement, including claims based on contract, tort, common law equity, statute, regulation, order or otherwise (“Dispute”) shall be submitted to, and determined by, a final and binding arbitration. Any such arbitration shall be conducted by the American Arbitration Association (“AAA”) in accordance with its then-current Commercial Rules (“AAA Rules”). The arbitration shall be conducted at the offices of the AAA in the city of Washington, District of Columbia. The parties agree to share equally the cost of any arbitration.

6.     Miscellaneous.

(a)     Force Majeure. No party shall be liable to another for any failure or delay in performance of any obligations under this Agreement if such failure or delay is due to the actions or inactions of any third parties or any other circumstances beyond the reasonable control of such party including, but not limited to, strikes, fuel or power shortages, fire, floods, earthquakes, postal stoppages, intervention of any governmental authority or change in laws, act of wars, acts of terrorism, or acts of God, but any such failure or delay shall be remedied by such party as soon as reasonably practicable after removal of the cause of such failure of delay.

(b)     Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of Maryland, without regard to its conflicts of law principles.

(c)     Relationship of the Parties. Nothing in this Agreement is to be construed to create a partnership, joint venture, or any other co-ownership enterprise. Except where expressly provided otherwise, no party will assume nor will be liable for any liabilities or obligations of any other party, whether past, present or future.

(d)     Assignment. Except as otherwise provided herein, this Agreement may not be assigned by any party without the prior written consent of all parties.

(e)     Entire Agreement; Amendment. This Agreement, taken together with the Release and Agreement, set forth the entire understanding between the parties relating to the subject matter contained herein. This Agreement may not be modified, amended or discharged except by a written agreement signed by the parties hereto.

(f)     No Modification to Release and Agreement. This Agreement shall not be deemed to modify or amend the provisions of the Release and Agreement. In the event of a conflict between this Agreement and the Release and Agreement, the Release and Agreement shall govern.

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(g)     Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, it will be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it will be stricken and the remaining provisions will remain in full force and effect; provided, however, that if a provision is stricken, no such action shall adversely affect the right of any party to terminate this Agreement upon thirty (30) days’ prior written notice to the other parties.

(h)     Headings. The headings set forth at the beginning of the various sections are for reference and convenience and will not affect the meanings of the provisions of this Agreement.

(i)     No Waiver. Any waiver by any party hereto of a breach of any provisions of this Agreement will not be implied and will not be valid unless such waiver is made in a writing signed by such party. All rights, remedies, undertakings, obligations and agreements in this Agreement are cumulative and none of them will be a limitation of any other remedy, right, undertaking, obligation or agreement of any other party.

(j)     Counterparts. This Agreement may be signed in any number of counterparts, no one of which needs to be executed by all parties, and this Agreement will be binding upon all parties with the same force and effect as if all parties had signed the same document, and each such signed counterpart shall constitute an original.

(k)     Novation. (i) In accordance with Section 1.03(c) of the Release and Agreement, effective from and after the Release Time (as defined in the Release and Agreement) and without any further action by any person or entity:

(1)	this Agreement is automatically amended and restated to remove IGEN as a party hereto and to replace, in lieu thereof, BioVeris as a party, and

(2)	this Agreement shall cease to create or confer any rights or obligations on or as to IGEN, it being expressly understood and agreed that effective from and after the Release Time, all such rights and obligations shall be those of BioVeris Corporation.

(ii)	Without limiting the foregoing or the Release and Agreement, the parties acknowledge and agree that effective from and after the Release Time, BioVeris Corporation shall be solely responsible for the obligations and liabilities of IGEN that accrue, arise or relate in anyway to matters before the Release Time.

(iii)	From and after the Release Time‚ this section (k) shall be construed as‚ and is intended to be, a novation of this Agreement in accordance with the requirements of Section 1.03(c) of the Release and Agreement.

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(l)     Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any remedies under or by reason of this Agreement.

[Signature Page to Follow]

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Please acknowledge your acceptance and agreement to the terms of this Agreement by signing and returning the enclosed copy of this letter.

By: /s/Richard J. Massey

Name: Richard J. Massey Ph.D.

Title: President & Chief Operating Officer

Acknowledged and Accepted

Wellstat Therapeutics Corporation	Wellstat Biologics Corporation
By: /s/Samuel J. Wohlstadter	By: /s/Samuel J. Wohlstadter
Name: Samuel J. Wohlstadter	Name: Samuel J. Wohlstadter
Title: Chairman and Chief Executive Officer	Title: Chairman and Chief Executive Officer
Hyperion Catalysis International Corporation	Proteinix, Inc.
By: /s/Samuel J. Wohlstadter	By: /s/Samuel J. Wohlstadter
Name: Samuel J. Wohlstadter	Name: Samuel J. Wohlstadter
Title: Chairman and Chief Executive Officer	Title: Chairman and Chief Executive Officer
Integrated Chemical Synthesizers, Inc.	BioVeris Corporation
By: /s/Samuel J. Wohlstadter	By: /s/Richard J. Massey
Name: Samuel J. Wohlstadter	Name: Richard J. Massey
Title: Chairman and Chief Executive Officer	Title: President and Chief Operating Officer

Appendix A

Shared Services Schedule

Summary.     IGEN has shared services arrangements with companies in which certain officers of IGEN are also shareholders. For the purpose of shared services (only), these companies are considered affiliated companies and include:

Wellstat Therapeutics Corporation

Wellstat Biologics Corporation

Proteinix, Inc.

Hyperion Catalysis International Corporation

Integrated Chemical Synthesizer, Inc.

The shared services include certain accounting and finance, administrative, human resources, information services, and miscellaneous other functions, as well as facility related costs and services.

Fees for Services. The shared service fees are based on cost sharing (direct charges and allocation of the fully loaded personnel or facilities costs). Amounts allocated to affiliated companies are based upon costs incurred by IGEN and are determined through allocation methods that include time spent and square footage utilized.

Service Areas. Services are provided for each of the following functional areas. Activities may be added or deleted as needed.

1. Finance and Accounting
2. Administration
3. Human Resources
4. Information Services

The services to be provided within each of these Services Areas are described in the relevant section.

Appendix A
Fee for IGEN Shared Services
Schedule (continued)

Finance and Accounting

I. General Ledger

o Processing General Journal Entries
o Analysis of General Ledger
o Updating Schedules of General Ledger Accounts
o Preparing and Analyzing Financial Statements

II. Corporate Tax

o Personal Property Tax Returns
o Sales and Use Tax Returns
o Corporate Income Tax Returns

III. Banking & Treasury

o Cash Balance Report
o Cash Forecasting Report
o Cash Transfers/Wires
o Bank Relationships, Letters of Credit, Investments, Leases (if requested)

IV. External Audit

o Assistance with External Audit of Financial Statements
o Assistance with Workers Compensation or Government Audits

V. Payroll/401(k)

o Processing Semi-monthly Payroll
o Employee Benefit Tracking, Reporting and Remittance(including 401(k) and Flex Benefit Plans)
o Employee Payroll Communications
o End of Year Tax Processing

Administration

I. Risk Management

o Periodic review of insurance policies with broker (upon request)
o Work with affiliated company management on insurance claim submissions
o Provide summary report on insurance coverage

II. Safety and Security

o Coordination, development and implementation of safety and security policies with affiliated company management.

Appendix A
Fee for IGEN Shared Services
Schedule (continued)

Human Resources

I. New Hire Recruitment and Processing

o Personnel Requisition
o Advertising
o Resume Tracking
o Recruitment Agreements
o Offer Letters
o In-Processing of New Employee
o Relocation Arrangements
o Immigration Processing
o Temporary Employees

II. Employee Maintenance and Action

o Employee Status Changes
o Benefits Interface
o Verification of Employment
o Prepare and Update Organization Chart
o Process Leaves of Absence, Short-term Disability, Family & Medical Leave, Salary Actions & Promotions, Termination
o Assist with Performance Appraisals

III. Employee Reporting

o Prepare Affirmative Action Reports
o Form5500 Filings/Discrimination Test — 401(k)
o Form 5500 Filings/Discrimination Test — Flexible Benefits
o Provide Harassment Prevention Training

Appendix A
Fee for IGEN Shared Services
Schedule (continued)

Information Services

I. General Network Management

o Management of technical, budgetary, personnel, contractor, and other services related to the installation, operation, maintenance, and administration of computer network systems (including LAN, WAN, workstation and telephone systems).

o Local Area Network (LAN) Administration — Provide technical and other related services required for operation of computer network system.

o Wide Area Network (WAN) Administration — Provide general technical support and administration of technical and other issues related to connectivity between corporate locations.

II. Help Desk Support

o Provide support to respond to requests for service regarding company workstations and laptops, including assistance regarding hardware, software, connectivity, integration, virus protection, and other issues, as needed.

III. Telephone Support

o Oversee maintenance and upgrade (if requested) of telephone systems, including the administration of telephone switches, CSU/DSUs, wiring, telephone sets, voicemail system and others, as needed.